Government of Puerto Rico
Department of State
Transaction Date: 27-Sep-2012
Register No: 317355
Order No: 496233

Government of Puerto Rico

Department of State

Certificate of Incorporation of a Stock Corporation

Article I – Corporation Name
The name of the Corporation Domestic is:	MUNICIPAL INCOME FUND, INC.
Desired term for the corporation’s name is:	Inc.

Article II – Designated Office and Resident Agent
Its designated office in the Commonwealth of Puerto Rico will be located at:

Street Address	250 Muñoz Rivera Avenue, San Juan, PR, 00918

Mailing Address	250 Muñoz Rivera Avenue, San Juan, PR, 00918

The name, street and mailing address of the Resident Agent in charge of said office is:

Name	Municipal Income Fund, Inc.

Street Address	250 Muñoz Rivera Avenue, San Juan, PR, 00918

Mailing Address	250 Muñoz Rivera Avenue, San Juan, PR, 00918

Email	leslie.highleyjr@usbs.com
Article III – Nature of Business
This is a For Profit corporation whose nature of business or purpose is as follows:

The nature of the business and object and purpose proposed to be transacted, promoted, and carried on for pecuniary profit, is to act as an investment company registered under the Investment Companies Act of Puerto Rico, as amended from time to time (the “Act”), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations under the laws of the Commonwealth of Puerto Rico now or hereafter in force.

Article IV – Capital Stock
The number and classes of authorized capital stock of this corporation are as follows:

Class	Common

Share Number	88,000,000

Par Value	$0.01

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution

Article V – Incorporators
The name, street and mailing address of each Incorporator is as follows:

Name	Alvarez, Camille

Street Address	268 Muñoz Rivera Avenue, Suite 1400, San Juan, PR, 00918

Mailing Address	PO Box 70294, San Juan, PR, 00936

Email	calvarez@amgprlaw.com

Name	Cotto, Rebecca

Street Address	268 Muñoz Rivera Avenue, Suite 1400, San Juan, PR, 00918

Mailing Address	PO Box 70294, San Juan, PR, 00936

Email	rcotto@amgprlaw.com
Article VI – Directors
Faculties will not end by presenting this Certificate.
Article VII – Terms of Existence
The term of existence of this corporation will be:

Perpetual

The date from which the corporation will be effective is:

27-Sep-2012

Supporting Documents
Document	Date Issued
STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We Alvarez, Camille, Cotto, Rebecca, the incorporator(s), for the purpose of forming a corporation pursuant to the General Corporation Law of Puerto Rico, hereby swear that the facts herein stated are true. This 27th of September, 2012.

Certificate of Incorporation of a Stock Corporation	Page 2 of 2 Document Version 1, Created on 27-Sep-2012 02:45 PM